UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2020

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2020, Nasdaq notified Eastside Distilling, Inc. (“Eastside”), that, as previously reported, as a result of Director Paul Block being appointed to serve as Chief Executive Officer of Eastside and resigning from the Audit Committee, each effective July 1, 2020, Mr. Block is no longer a non-independent member of the Board of Directors of Eastside (the “Board”) and Eastside is no longer in compliance with Nasdaq’s majority independent board and audit committee requirements as set forth in Listing Rule 5605.

In accordance with the Listing Rules, Eastside has 45 days to submit a plan to Nasdaq to regain compliance with the majority independent board requirement. If Eastside’s plan to regain compliance with the majority independent board requirement is accepted by Nasdaq, an extension of up to 180 calendar days from July 14, 2020 may be granted to provide Nasdaq evidence of compliance.

Further, Eastside has until the earlier of Eastside’s next annual shareholders’ meeting or July 1, 2021 to evidence compliance with the audit committee requirements, or if the next annual shareholders’ meeting is held before December 28, 2020, then Eastside must evidence compliance with the audit committee requirements no later than December 28, 2020.

The Board is in the process of evaluating prospective Board members who could serve as independent directors to regain compliance with the requirements of Listing Rule 5605 promptly, and before 45 days if possible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2020

EASTSIDE DISTILLING, INC.

By:	/s/ Paul Block
Paul Block
Chief Executive Officer